EXHIBIT A

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

POWER CLOUDS INC.
CONVERTIBLE PROMISSORY NOTE

Up to _______
Issuance Date: July __, 2018
Maturity Date: January __, 2020

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and Power Clouds Inc. dated at or about the date hereof (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement as well as the terms herein. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

F. OR VALUE RECEIVED, Power Clouds Inc., a Nevada corporation whose principal office is located at One World Trade Center, Suite 8500, New York, NY 10007 (the "Company"), promises to pay to the order of [*], fiscal code [*] (the "Payee"), at the office of the Payee or at such other place as Payee may designate in writing, the principal sum of the total amounts deposited from time to time until December 31, 2018 into the Company's bank account(s) from Payee (such amounts proven by documentation of Payee's receipts of wire transfers and/or Company bank account transfer records) up to a maximum total amount of _______ Dollars ($________) (the "Principal Amount") on the terms set forth below. Commencing on the Issuance Date, fifteen percent (15%) compounded interest shall accrue and be

ANEXA A

NICI EMITEREA ȘI VÂNZAREA TITLURILOR REPREZENTATE DE ACEST CERTIFICAT, NICI TITLURILE ÎN CARE ACESTE TITLURI SUNT CONVERTIBILE NU AU FOST ÎNREGISTRATE ÎN TEMEIUL LEGII PRIVIND TITLURILE DE VALOARE DIN 1933, AȘA CUM A FOST MODIFICATĂ, SAU AL LEGILOR APLICABILE PRIVIND TITLURILE DE STAT. TITLURILE NU POT FI OFERITE SPRE VÂNZARE, VÂNDUTE, TRANSFERATE SAU CESIONATE (I) ÎN ABSENȚA (A) UNEI DECLARAȚII DE ÎNREGISTRARE VALABILE A TITLURILOR ÎN CONFORMITATE CU LEGEA PRIVIND TITLURILE DE VALOARE DIN 1933, AȘA CUM A FOST MODIFICATĂ SAU (B) UNUI AVIZ JURIDIC (ALES DE TITULAR) ÎNTR-O FORMĂ GENERAL ACCEPTABILĂ, CU PRIVIRE LA FAPTUL CĂ ÎNREGISTRAREA NU ESTE NECESARĂ CONFORM LEGII RESPECTIVE SAU (II) DECÂT DACĂ SUNT VÂNDUTE ÎN CONFORMITATE CU REGULA 144 SAU REGULA 144A DIN LEGEA AMINTITĂ.

BILET LA ORDIN CONVERTIBIL
POWER CLOUDS INC.

Până la USD
Data emiterii: __ iulie 2018
Data scadenței: __ ianuarie 2020

Acest bilet a fost încheiat în conformitate cu termenii unui acord de subscriere încheiat între împrumutat și Power Clouds Inc. datat la data sau în jurul datei menționate aici („Acord de subscriere") și va fi guvernat de termenii acestui acord de subscriere și de termenii din acest document. Cu excepția cazului în care se prevede altfel separat în prezentul document, toți termenii scriși cu majuscule utilizați în prezentul bilet vor avea același înțeles ca cel prezentat în acordul de subscriere.

PENTRU VALOAREA PRIMITĂ, Power Clouds Inc., o corporație din Nevada, al cărei sediu principal este situat la One World Trade Center, Suite 8500, New York, NY 10007 („Societatea") promite să plătească la ordinul [*], cod de identificare fiscală [*] („Beneficiarul"), la sediul beneficiarului sau în alt loc desemnat de acesta în scris, suma principalului din sumele totale depuse periodic până la data de 31 decembrie 2018 în contul bancar/ conturile bancare al / ale societății de la beneficiar (aceste sume vor fi dovedite prin chitanțele beneficiarului pentru transferurile bancare și / sau înregistrările transferului în contul bancar al societății) până la o sumă totală __________ dolari americani (_________ USD) („Suma principalului") în termenii expuși mai jos. Începând cu data emiterii, o dobândă compusă de cincisprezece

payable as set forth below All payments hereunder shall be made in U.S. currency and without setoff, deduction or counterclaim.

la sută (15%) va curge și va fi plătibilă conform prevederilor mai jos. Toate plățile vor fi efectuate în monedă USD și fără compensare, deducere sau cerere reconvențională.

1. Definitions.

The following terms shall have the meanings herein specified:

"Holder" means the Payee, and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, the Company may treat the registered holder of this Note as the Holder for all purposes.

"Person" means an individual, trust, partnership, firm, association, corporation or other organization or a government or governmental authority.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

1. Definiții.

Următorii termeni au înțelesul menționat în acest document:

„Titular” înseamnă beneficiarul plății și fiecare garant, creditor, cesionar, deținător și titular al acestui bilet, ca atare; și orice consimțământ, renunțare sau acord în scris al titularului respectiv cu privire la o chestiune sau lucru în legătură cu acest bilet, indiferent dacă modifică vreo prevedere sau de altă natură, va fi obligatoriu toți titularii ulteriori. Fără a aduce atingere celor de mai sus, societatea poate trata titularul înregistrat al acestui bilet drept titular pentru toate scopurile.

„Persoană” înseamnă o persoană fizică, o societate fiduciară, un parteneriat, o firmă, o asociație, o corporație sau o altă organizație sau o autoritate guvernamentală sau guvern.

Cuvintele care denotă genul masculin includ femininul și cuvintele care denotă genul feminin includ masculinul; singularul include pluralul; iar pluralul include singularul, cu excepția cazului în care contextul indică un alt sens.

2. Payment of this Note - Principal and Interest.

(a) **Interest**. The outstanding principal amount of this Note shall bear interest at a rate of fifteen percent (15%) per annum commencing on the Issuance Date until the Maturity Date. Such interest will be based on a 365-day year and calculated with interest computed daily based on the actual number of days elapsed and the actual total principal outstanding balance. All accrued interest shall be due and payable on the Maturity Date. If the Maturity Date is extended by Holder in accordance with Section 2.b. below, then all accrued interest to the extension date shall be compounded and included in the outstanding principal amount which shall continue to accrue interest at a rate of fifteen percent (15%) per annum during the 18 month extension period. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of one half of one percent (0.5%) per day from the due date thereof until the same is paid (“Default Interest”).

(b) **Payment after Milestone Deadline**. All principal and all accrued, compounded (if applicable), but unpaid interest shall be due and payable on the Maturity Date, and at any time

2. Plata acestui bilet - principal și dobândă.

(a) **Dobânda**. Suma principalului neachitată din acest bilet va fi purtătoare de dobândă la o rată de cincisprezece la sută (15%) începând cu data emiterii până la data scadenței. Dobânda se va baza pe un an de 365 de zile și va fi calculată zilnic pe baza numărului efectiv de zile scurse și a soldului total efectiv restant al principalului. Orice dobândă acumulată este datorată și exigibilă la data scadenței. Dacă data scadenței este prelungită de titular în conformitate cu secțiunea 2.b. de mai jos, atunci toate dobânzile acumulate până la data prelungirii vor fi combinate și incluse în suma principalului restantă care va continua să acumuleze dobânzi la o rată de cincisprezece la sută (15%) pe an în perioada de prelungire de 18 luni. Orice sumă a principalului sau a dobânzii din acest bilet care nu este plătită la scadență va fi purtătoare de dobândă la rata de zero virgulă cinci la sută (0.5%) pe zi de la data scadenței până la plata efectuării plății („Dobânda de întârziere”).

(b) **Plata după termenul limită**. Principalul și toate dobânzile acumulate, combinate (dacă este cazul), dar neplătite, sunt datorate și exigibile la data scadenței, iar titularul poate

thereafter, the Holder may proceed to collect such principal and accrued interest. The Maturity Date may be extended by an additional eighteen (18) months at the election of the Holder.

(c) **Prepayment**. The Company may not prepay this Note at any time unless with the agreement of both parties.

(d) **Conversion Privilege**. The Holder shall have the right at any time until this Note is fully paid, to convert any or all of the outstanding and unpaid portion of this Note, including the Principal Amount and all accrued interest, at the election of the Holder (the date of giving of such notice of conversion being a "**Conversion Date**") into fully paid and non-assessable shares of restricted common stock as such stock exists on the date of issuance of this Note (such shares, the "**Conversion Shares**"), or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price per share equal to twenty cents ($0.20) (the "**Conversion Price**"). Upon delivery to the Company of a completed Notice of Conversion, a form of which is attached hereto as **Exhibit A**, Borrower shall issue and deliver to the Holder that number of Conversion Shares for the portion of the Note converted in accordance with the foregoing.

Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

3. Events of Default.

The existence of any of the following conditions shall constitute an Event of Default:

(a) Nonpayment of the Note in accordance with Section 2 above, if such breach remains unpaid and uncured for a period of thirty (30) business days.

(b) Commencement of proceedings under any bankruptcy or insolvency law or other law for the reorganization, arrangement, composition or

proceda în orice moment ulterior la colectarea acestui principal și a dobânzilor acumulate. Data scadenței poate fi prelungită cu încă optsprezece (18) luni, la alegerea titularului.

(c) **Plata anticipată**. Societatea nu poate plăti anticipat acest bilet în niciun moment decât cu acordul ambelor părți.

(d) **Privilegiul de conversie**. Titularul va avea dreptul, în orice moment până la plata integrală a acestui bilet, să transforme o parte sau întreaga parte neplătită din acest bilet, inclusiv suma principalului și dobânda acumulată, la alegerea titularului (data trimeterii notificării de conversie fiind „**Data conversiei**") în acțiuni achitate integral și neimpozabile din acțiunile comune (ordinare) restricționate care există la data emiterii acestui bilet (aceste acțiuni, „**Acțiunile de conversie**") sau orice acțiuni din capitalul social al împrumutatului în care aceste acțiuni comune (ordinare) vor fi ulterior schimbate sau reclasificate, la prețul de conversie pe acțiune de douăzeci de cenți (0,20 USD) („**Prețul de conversie**"). Atunci când trimite societății o notificare de conversie completată, al cărei formular este atașat ca **Anexa A**, împrumutatul va emite și va transmite titularului numărul respectiv de acțiuni de conversie pentru partea din bilet care a fost convertită în conformitate cu cele menționate anterior.

Divizări, combinări de acțiuni și dividende. În cazul în care acțiunile din acțiunile comune sunt divizate sau combinate într-un număr mai mare sau mai mic de acțiuni din acțiunile comune sau dacă un dividend este plătit din acțiunile comune în acțiuni ale acțiunilor comune, prețul de conversie va fi diminuat proporțional în cazul subdiviziunii acțiunilor sau dividendelor de acțiuni sau majorat proporțional în cazul combinării de acțiuni, în fiecare caz în parte cu raportul dintre
numărul total de acțiuni din acțiunile comune rămas imediat după acest eveniment și numărul total de acțiuni din acțiunile comune existent imediat înainte de acest eveniment.

3. Situații de neîndeplinire a obligațiilor.

Existența oricăreia dintre următoarele condiții constituie un eveniment de neîndeplinire a obligațiilor:

(a) Neplata biletului în conformitate cu secțiunea 2 de mai sus, în cazul în care această încălcare rămâne neremediată și nesoluționată pentru o perioadă de treizeci (30) de zile lucrătoare.

(b) Inițierea procedurilor în conformitate cu orice lege privind falimentul sau insolvența sau alte

similar relief or aid of debtors or creditors if such proceeding remains undismissed and unstayed for a period of 60 days following notice to the Company by the Holder.

(c) If the Company shall dissolve, liquidate or wind up its affairs or sell substantially all of its assets, unless the provisions of Section 4 of this Note are met, in which case there is no Event of Default.

In an Event of Default, the Company does hereby guaranty to the Holder the due payment of all principal and interest evidenced by the Note and all extensions or renewals thereof, whenever due and payable; the Company does hereby guaranty to the Holder that any and all such payments shall be made, if necessary, out of the cash flows generated from the Company's assets located in Romania.

4. **Reorganization, Reclassification, Consolidation, Merger or Sale**. If any reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof shall thereafter be applicable to the surviving corporation. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the surviving corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive.

5. **Transfer**. Transfer of this Note shall be subject to prior delivery by the proposed transferee to the Company of an opinion of counsel that such transfer is in compliance with all federal and all other applicable laws. In order to transfer this Note, the Holder, or its duly authorized attorney, shall surrender this Note at the office of the Company pursuant to Section 10 herein, accompanied by an assignment duly executed by the Holder hereof.

6. **Loss or Mutilation of Note**. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or

legi pentru reorganizarea, aranjamente cu creditorii, concordat sau scutirea de datorii sau acordarea unor ajutoare similare dacă o astfel de procedură rămâne neschimbată și nu este anulată într-o perioadă de 60 de zile de la notificarea adresată societății de către titular.
(c) Dacă societatea se va dizolva, lichida sau închide sau își va vinde toate activele, cu excepția cazului în care sunt îndeplinite prevederile secțiunii 4 din prezentul bilet, caz în care nu există nicio situație de neîndeplinire a obligațiilor.

În cazul unei situații de neîndeplinire a obligațiilor, societatea garantează titularului plata integrală a principalului și a tuturor dobânzilor evidențiate de bilet și toate prelungirile sau reînnoirile acestuia, ori de câte ori sunt datorate și exigibile; societatea garantează titularului că oricare și toate aceste plăți vor fi efectuate, dacă este necesar, din fluxurile de numerar generate din activele societății situate în România.

4. **Reorganizarea, reclasificarea, consolidarea, fuziunea sau vânzarea**. În cazul în care are loc o reorganizare a capitalului social al societății sau o consolidare sau fuziune a societății cu o altă societate sau vânzarea totală sau substanțială a tuturor activelor sale unei alte societăți, vor fi luate măsuri corespunzătoare cu privire la drepturile și interesele titularului prezentului bilet, astfel încât dispozițiile acestui acord să se aplice ulterior societății supraviețuitoare. Societatea nu va efectua o astfel de consolidare, fuziune sau vânzare decât dacă, înainte de realizarea acesteia, societatea supraviețuitoare (dacă este alta decât societatea) care rezultă din această consolidare sau dacă societatea care cumpără aceste active își asumă prin instrumente scrise, întocmite și expediate prin poștă sau livrate titularului înregistrat la ultima adresă care figurează în registrele societății, obligația de a livra titularului aceste active pe care titularul are dreptul să le primească în conformitate cu prevederile menționate anterior.
5. **Transfer**. Transferul acestui bilet face obiectul trimiterii în prealabil a unui aviz juridic de către cesionarul propus către societate referitor la faptul că acest transfer este în conformitate cu toate legile federale și celelalte legi aplicabile. Pentru a transfera acest bilet, titularul sau avocatul său împuternicit în mod corespunzător trebuie să predea acest bilet la sediul societății în conformitate cu prevederile secțiunii 10, însoțit de o cesiune întocmită și semnată în mod corespunzător de către titular.
6. **Pierderea sau deteriorarea biletului**. Atunci când societatea intră în posesia unor dovezi

mutilation of this Note, together with an indemnity reasonably satisfactory to the Company, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

satisfăcătoare cu privire la pierderea, furtul, distrugerea sau deteriorarea acestui bilet, împreună cu o despăgubire rezonabilă satisfăcătoare, în cazul pierderii, furtului sau distrugerii sau renunțării și anulării prezentului bilet, în caz de deteriorare societatea va întocmi și va transmite titularului un bilet nou de același tip și cu aceeași denumire ca prezentul bilet.

7. **Holder not Shareholder**. This Note does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

7. **Titularul nu este acționar**. Prezentul bilet nu conferă titularului niciun drept de vot, consimțământ sau primire de notificare în calitate de acționar al societății în legătură cu vreo chestiune sau alte drepturi sau obligații ca acționar, înainte de conversia prezentului document.

8. **Waivers**. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach. The Company waives presentment, demand, notice of dishonor, protest and notice of nonpayment and protest.

8. **Renunțări**. În lipsa unei renunțări exprese scrise semnate de către titular prin care să se precizeze că se renunță la dispoziție, neexecutarea de către titular a vreunei dispoziții din prezentul bilet nu va fi interpretată drept o renunțare la acea dispoziție și nu va afecta în niciun fel valabilitatea acestui bilet sau a oricărei părți a acestuia sau a dreptului titularului de a executa respectiva dispoziție în orice moment. Renunțarea la o încălcare a prezentului bilet nu va fi considerată o renunțare la o altă încălcare sau o încălcare ulterioară. Societatea renunță la prezentarea, cererea, atestarea de neprezentare a dovezii creanței, documentului justificativ pentru plată și înștiințarea de neplată.

9. **Taxes**. The Company agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note. The Company shall not be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of this Note to a person other than of the Payee.

9. **Taxe**. Societatea este de acord să plătească, atunci când acestea devin datorate și exigibile, orice taxe de timbru, taxe pentru emiterea inițială sau altele similare care ar putea fi datorate pentru emiterea acestui bilet. Societatea nu va fi obligată să plătească nicio taxă de timbru, pentru emiterea inițială sau o taxă similară care ar putea fi datorată pentru transferul și livrarea acestui bilet către o altă persoană decât beneficiarul.

10. **Notices**. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile or electronic transmission (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

<u>if to Payee to:</u>

<u>if to the Company to:</u>
Vincent Browne, CEO
Power Clouds Inc.
One World Trade Center, Suite 8500 New York, NY 10007

10. **Notificări**. Toate notificările sau alte comunicări către o parte, solicitate sau permise conform prezentului document, trebuie să fie în scris și transmise personal sau prin fax sau transmisie electronică (primire confirmată electronic) acelei părți (sau, în cazul unei entități, directorului executiv) sau vor fi trimise printr-un serviciu de curierat expres de renume sau prin scrisoare recomandată, scrisoare preplătită cu confirmare de primire, adresate după cum urmează:

<u>către Beneficiar la:</u>

<u>către societate:</u>
Vincent Browne, Director General
Power Clouds Inc.
One World Trade Center, Suite 8500 New York,

Email: Vincent.browne@powercloudsinc.com

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile or email, provided that any such facsimile or email is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

11. **Headings**. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

12. **Applicable Law and Jurisdiction**. Any dispute arising out of or in connection with this Note, including the relationship of the parties hereunder, shall be referred to and finally resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Bucharest, Romania. The language to be used in the arbitration shall be English.

13. **Survival Of Representations And Warranties; Attorneys Fee**. This Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. If this Note is not paid when due or if the Company breaches any provisions of this Note, in addition to all other amounts due herein, the Company promises to pay all costs of collection and all reasonable attorney fees and court costs incurred by Holder.

14. **Assignment**. This Note may not be assigned by either party hereto without the prior written consent of the other (except that the Company may without the prior written consent of the Holder assign this Note in the event of a merger, acquisition, reorganization or the sale of all or substantially all of its assets to another corporation to the surviving entity of such merger, acquisition, reorganization or sale).

******** *Signature Page Follows* *********

IN WITNESS WHEREOF, Power Clouds Inc.

NY 10007
E-mail: Vincent.browne@powercloudsinc.com

Oricare dintre părți își poate modifica adresa și / sau adresa de e-mail specificată mai sus, anunțând cealaltă parte prin modalitatea prevăzută în acest document. Toate notificările vor fi considerate efectuate în ziua livrării, așa cum se prevede mai sus (dacă sunt livrate personal sau prin fax sau e-mail, cu condiția ca faxul sau e-mail-ul să fie primite în timpul programului normal de lucru de la locația destinatarului) sau în ziua indicată pe confirmarea de primire (dacă sunt trimise prin poștă sau prin serviciul de livrare).

11. **Titlurile rubricilor**. Titlurile și rubricile secțiunilor sunt inserate doar pentru a facilita referințele și trimiterile și nu au ca scop să facă parte din sau să afecteze semnificația sau interpretarea acestui bilet. Acest bilet va fi interpretat fără a lua în considerare vreo prezumție sau altă regulă care impune interpretarea sa, opozabilă părții care întocmește prezentul bilet.

12. **Legea aplicabilă și jurisdicția**. Orice litigiu care decurge din sau în legătură cu prezentul bilet, inclusiv cu privire la relația dintre părți, va fi deferit și, în cele din urmă, soluționat prin arbitraj în conformitate cu Regulile de arbitraj ale Camerei Internaționale de Comerț, care se consideră incluse prin referință în această clauză. Numărul arbitrilor va fi unu. Sediul sau locul legal al arbitrajului va fi București, România. Limba care va fi utilizată în arbitraj va fi limba engleză.

13. **Supraviețuirea declarațiilor și a garanțiilor; onorarii avocațiale**. Acest bilet va fi în beneficiul și va fi obligatoriu pentru succesorii și cesionarii fiecăreia dintre părți. În cazul în care acest bilet nu este plătit la data scadenței sau în cazul în care societatea încalcă prevederile prezentului bilet, pe lângă toate celelalte sumele datorate, societatea promite să plătească toate costurile de încasare și toate onorariile avocațiale și cheltuielile de judecată rezonabile suportate de titular.

14. **Cesionarea**. Acest bilet nu poate fi cesionat de niciuna dintre părți fără acordul prealabil scris al celeilalte părți (cu excepția faptului că societatea poate, fără acordul scris prealabil al titularului, să cesioneze acest bilet în cazul fuziunii, achiziției, reorganizării sau vânzării tuturor activelor sau a unei părți importante din activul titularului unei alte societăți către entitatea supraviețuitoare a unei astfel de fuziuni, achiziții, reorganizări sau vânzări).

has caused this Convertible Promissory Note to be signed in its name by the signature of its duly authorized representative.

Power Clouds Inc.

_______ ________________

By: Vincent Browne

Its: Chief Executive Officer

Exhibit A
NOTICE OF CONVERSION

TO:

The undersigned hereby irrevocably elects to convert $__________ of the principal amount and $____________ of accrued interest of the Note dated _________________, 2018 into Shares of Common Stock of Power Clouds Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date: __________

Signature: _____________

Name: __________

Address: _____________

Amount to be converted: $ __________

Amount of Note unconverted: $ __________
Conversion Price per share: $__________
Number of shares to be issued: __________

Please issue the shares to: __________
Address to: __________
Authorized Signature: __________
Name: __________
Title: __________
Phone Number: __________

********* Urmează pagina cu semnăturile **********

DREPT PENTRU CARE, Power Clouds Inc. a împuternicit semnarea acestui bilet la ordin convertibil în numele său prin semnătura reprezentantului său autorizat în mod corespunzător.

Power Clouds Inc.

_______ _______________

Prin: Vincent Browne

Director General

Anexa A
ÎNȘTIINȚARE DE CONVERSIE

CĂTRE:

Subsemnatul decid prin prezenta în mod irevocabil să convertesc __________ USD din suma principalului și ____________ USD din dobânda acumulată din biletul datat _________________ 2018 în acțiuni din acțiunile comune (ordinare) ale Power Clouds Inc., în conformitate cu condițiile enunțate mai jos, începând cu data conversiei de mai jos.
Data conversiei: __________

Semnătura: __________

Numele: __________

Adresa: __________

Suma care va fi convertită: __________ USD

Suma biletului neconvertit: __________ USD
Prețul conversiei per acțiune: __________ USD
Numărul de acțiuni care urmează să fie emise:
____

Vă rugăm să emiteți acțiunile către: __________
Adresa: __________
Semnătura autorizată: __________
Nume: __________
Funcția: __________
Număr de telefon: __________